                       THE PARTIES LISTED ON SCHEDULE I HERETO
                              collectively, as Mortgagor


                                     in favor of


                     PRUDENTIAL SECURITIES CREDIT CORPORATION,
                      as Administrative Agent for the Lenders,
                                    as Mortgagee




                            MORTGAGE, SECURITY AGREEMENT
               AND ASSIGNMENT                     OF LEASES AND RENTS



                            Dated as of December 10, 1997


          RECORD AND RETURN TO:

          SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
          919 Third Avenue
          New York, New York 10022
          Attention:  David L. Nagler, Esq.

                                  TABLE OF CONTENTS
                                                                            PAGE

1. PAYMENT OF INDEBTEDNESS AND INCORPORATION OF COVENANTS, CONDITIONS AND
   AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

2. WARRANTY OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

3. INSURANCE REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .4

4. CASUALTY LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

5. PAYMENT OF TAXES AND OTHER CHARGES. . . . . . . . . . . . . . . . . . . . .4

6. ESCROWED  FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

7. CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

8. LEASES AND RENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

9. MAINTENANCE, USE AND MANAGEMENT OF MORTGAGED PROPERTY . . . . . . . . . . .6

10.SALE OF MORTGAGED PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . .7

11.NO OTHER ENCUMBRANCES PERMITTED . . . . . . . . . . . . . . . . . . . . . .7

12.[Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . . . .7

13.[Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . . . .7

14.[Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . . . .7

15.PERFORMANCE OF OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .7

16.FURTHER ACTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

17.RECORDING OF MORTGAGE, ETC. . . . . . . . . . . . . . . . . . . . . . . . .8

18.[Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . . . .8

19.EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

20.  [Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . .  .9

21.  RIGHT TO CURE DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . .  .9

22.  NON-DISTURBANCE OF TENANTS. . . . . . . . . . . . . . . . . . . . . . .  10

23.  MORTGAGEE'S REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . .  10

24.  APPLICATION OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . .  14

25.  CHANGES IN THE LAWS REGARDING TAXATION. . . . . . . . . . . . . . . . .  14

26.  NO CREDITS ON ACCOUNT OF THE INDEBTEDNESS . . . . . . . . . . . . . . .  14

27.  DOCUMENTARY STAMPS. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

28.  BLANKET LIEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

29.  RIGHT OF ENTRY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

30.  REASONABLE USE AND OCCUPANCY. . . . . . . . . . . . . . . . . . . . . .  15

31.  SECURITY AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

32.  ACTIONS AND PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . .  16

33.  WAIVER OF COUNTERCLAIM. . . . . . . . . . . . . . . . . . . . . . . . .  16

34.  RECOVERY OF SUMS REQUIRED TO BE PAID. . . . . . . . . . . . . . . . . .  16

35.  MARSHALLING AND OTHER MATTERS . . . . . . . . . . . . . . . . . . . . .  16

36.  [Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . .  16

37.  ACCESS LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

38.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

39.  NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

40.  AUTHORITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

41.  WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

42.  REMEDIES OF MORTGAGOR . . . . . . . . . . . . . . . . . . . . . . . . .  19

43.  SOLE DISCRETION OF MORTGAGEE. . . . . . . . . . . . . . . . . . . . . .  19

44.  NONWAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

45.  NO ORAL CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

46.  LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

47.  INAPPLICABLE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .  20

48.  HEADINGS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

49.  DUPLICATE ORIGINALS . . . . . . . . . . . . . . . . . . . . . . . . . .  20

50.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

51.  HOMESTEAD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

52.  ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

53.  INTEGRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

54.  APPLICABLE LAW; JURISDICTION. . . . . . . . . . . . . . . . . . . . . .  21

     THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (the "MORTGAGE") is made as of the 8th day of December, 1997, by the Parties listed on Schedule I attached hereto and made a part hereof, as mortgagor, (each a "MORTGAGOR," and collectively, "MORTGAGOR"), each having its principal place of business at 11 Commerce Drive, Cranford, New Jersey 07016 in favor of Prudential Securities Credit Corporation, a Delaware corporation, having its principal place of business at One New York Plaza, New York, New York 10292, as administrative agent for the benefit of the lenders named in the Credit Agreement (as hereinafter defined) ("MORTGAGEE").


                                 W I T N E S S E T H:

     WHEREAS, Mack-Cali Realty, L.P. ("MACK-CALI") each constituent Mortgagor, Mortgagee and the lenders named therein have entered into a credit agreement (the "CREDIT AGREEMENT"), dated as of the date hereof, whereby the lenders agreed to lend Mortgagor an aggregate principal amount of TWO HUNDRED MILLION ($200,000,000) DOLLARS, pursuant to and subject to the terms and conditions set forth therein;

     WHEREAS, Mack-Cali and its affiliates beneficially own 100% of each Mortgagor;

     WHEREAS, each constituent Mortgagor is obtaining a material benefit from the loan secured by this Mortgage (the "LOAN");

     WHEREAS, the lenders would not have made the Loan unless each constituent Mortgagor entered into this Mortgage; and

     WHEREAS, to secure Mortgagors' joint and several obligation (with Mack-Cali) to repay the Indebtedness (as hereinafter defined) each constituent Mortgagor has agreed, for the benefit of the Mortgagee, to provide Mortgagee a first mortgage lien on the Mortgaged Property (as hereinafter defined) owned by such constituent Mortgagor and an assignment of all leases and rents with respect to such Mortgaged Property.

     NOW THEREFORE, To secure the payment of an indebtedness in the principal sum of TWO HUNDRED MILLION ($200,000,000) DOLLARS, lawful money of the United States of America, to be paid with interest according to a one or more contemporaneously executed Promissory Notes made by each constituent Mortgagor (and Mack-Cali) to the order of each of the lenders (said Promissory Notes, together with all extensions, renewals or modifications thereof, is referred to as the "NOTE", and said indebtedness, interest and all other sums due hereunder, and under the Note, the Credit Agreement, and the other Credit Facility Documents (as hereinafter defined) including applicable attorney fees and costs, is collectively referred to as the "INDEBTEDNESS"), Mortgagor hereby irrevocably mortgages, grants, conveys and creates a lien and security interest in, and sets over to Mortgagee, its successors and assigns, with the right to entry and possession, all of its estate, right, title and interest in, to, and under any and all of the following described property (collectively, the "MORTGAGED PROPERTY") , whether now owned or held or hereafter acquired:

     (a) The eleven parcels of real property described in EXHIBITS A attached hereto (the "PREMISES") and the buildings, structures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "IMPROVEMENTS");

     (b) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (c) all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) , building equipment, materials and supplies, and other property of every kind and nature, whether tangible or intangible, owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively called the "EQUIPMENT") , including the proceeds of any sale or transfer of the foregoing, and, without limiting the generality of the foregoing, if any such Equipment is subject to any prior security interest or prior security agreement (as such terms are defined in the Uniform Commercial Code, as adopted and enacted in the State or States in which any of the Mortgaged Property is located), then the Mortgaged Property shall include all of the right, title and interest of Mortgagor in and to any such Equipment, together with all deposits and payments now or hereafter made by Mortgagor with respect to such Equipment;

     (d) all awards, payments or compensation, including interest thereon, heretofore or hereafter made with respect to the Mortgaged Property for any injury or decrease in the value of the Mortgaged Property related to any exercise of the right of eminent domain or condemnation (including without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights or for a change of grade);

     (e) all leases, reciprocal easement agreements, and other agreements and arrangements affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or at the Premises and the Improvements heretofore or hereafter entered into (the "LEASES") , all income, rents (including, without limitation, all percentage rents), issues, profits and revenues (including all oil and gas or other mineral royalties and bonuses) from the Mortgaged Property (the "RENTS") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Indebtedness;

     (f) all proceeds of, and any unearned premiums on, any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property; and

     (g) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

     TO HAVE AND TO HOLD the Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever to secure the payment to Mortgagee of the Indebtedness at the time and in the manner provided for its payment in the Note, in this Mortgage or in the other Credit Facility Documents;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor (and/or Mack-Cali) shall pay to Mortgagee the Indebtedness at the time and in the manner provided in the Note, in this Mortgage or in the other Credit Facility Documents, and shall abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void, and Mortgagee shall execute and deliver to Mortgagor a satisfaction or discharge of this Mortgage, in recordable form.

     Mortgagor hereby represents and warrants to and covenants and agrees with Mortgagee as follows:

     1. PAYMENT OF INDEBTEDNESS AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. The Indebtedness is a joint and several obligation of each Mortgagor (and Mack-Cali) and each Mortgagor covenants to pay the Indebtedness at the time and in the manner provided in the Note, the Credit Agreement, this Mortgage and the documents evidencing or securing the Indebtedness (collectively, the "CREDIT FACILITY DOCUMENTS"). Each Mortgagor hereunder acknowledges and agrees that the Mortgage on each Property secures repayment of the entire Indebtedness. All the covenants, conditions and agreements contained in: (a) the Note; and (b) the other Credit Facility Documents (other than the Note or this Mortgage) now or hereafter executed by Mortgagor and/or others in favor of Mortgagee, which wholly or partially secure or guaranty payment of the Note, provide for any indemnity in favor of or payment to Mortgagee related to the Indebtedness, the Note or the Mortgaged Property, provide for any escrow/holdback arrangements or for any actions to be completed by Mortgagor subsequent to the date hereof, or are otherwise related to the Loan; are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

     2. WARRANTY OF TITLE. Each constituent Mortgagor warrants that it has good title to the applicable Mortgaged Property and has the right to deed, mortgage, give, grant a security interest in, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that they own the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever, except for those liens and encumbrances shown in the title insurance policies listed in SCHEDULE II (the "TITLE POLICIES"), attached hereto and made a part hereof, and such other encumbrances which have arisen in the ordinary course of business since the date of such policies, provided that each constituent Mortgagor represents and warrants that no mortgages, assignments of leases and rents or other financing liens encumber any of the Mortgaged Properties and each constituent Mortgagor covenants and agrees to keep each Mortgaged Property free from such liens (other than the lien of this Mortgage and the other Credit Facility Documents), during the term of this Loan. Each constituent Mortgagor represents and warrants that any encumbrances which are not listed in the Title Policies do not impact any of the Mortgaged Properties in a materially adverse manner. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage to Mortgagee against the claims of all persons whomsoever.

     3. INSURANCE REQUIREMENTS. Mortgagor, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee in accordance with the terms of
Section 8.06 of the Credit Agreement.

     4. CASUALTY LOSS. If any of the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Mortgagor shall give prompt notice thereof to Mortgagee. Mortgagor hereby authorizes and empowers Mortgagee to settle, adjust or compromise any claims for any insurance proceeds arising from any Casualty (the "INSURANCE PROCEEDS"), to receive such Insurance Proceeds and to retain and apply such Insurance Proceeds as set forth herein. If no Event of Default (hereinafter defined), or event which with the giving of notice or passage of time, or both, would give rise to an Event of Default, has occurred as of the date of the Casualty, then:

          (i) If the aggregate amount of any Insurance Proceeds resulting from a Casualty (or series of related Casualties) is equal to $1,000,000 or less, and no Event of Default shall have occurred and be continuing, such Insurance Proceeds shall be paid directly to Mortgagor and may be used by Mortgagor for any lawful purpose; and

          (ii) If the aggregate amount of any Insurance Proceeds resulting from a Casualty (or series of related Casualties) exceeds $1,000,000, then all Insurance Proceeds from such Casualty shall be applied, at Mortgagor's election, either (A) to the prompt repair and replacement of the Mortgaged Property that is the subject of such Casualty or (B), after deduction for Mortgagee's costs and expenses of collection, if any, to the repayment of the Indebtedness (whether or not then due and payable), and shall be paid over directly to Mortgagee.

     5.   PAYMENT OF TAXES AND OTHER CHARGES.

          (a) Mortgagor shall pay or cause to be paid and discharged all taxes, assessments, water rates and sewer rents now or hereafter levied or assessed or imposed against the mortgaged Property or any part thereof (collectively, the "TAXES"), and all ground rents, utility charges, maintenance charges, other governmental impositions, and all other liens or charges whatsoever which may be or become a lien or charge against the Mortgaged Property (including without limitation, mechanics and materialmen's liens, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises), now or hereafter related to, or levied, assessed or imposed against, the Mortgaged Property or any part thereof (collectively, the "OTHER CHARGES") as the same become due and payable. Mortgagor will deliver to Mortgagee, promptly upon Mortgagee's request, evidence satisfactory to Mortgagee that the Taxes and Other Charges have been paid prior to the same becoming delinquent.

          (b) After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that: (i) no Event of Default has occurred and shall be continuing; (ii) Mortgagor is permitted to do so under the provisions of any mortgage, deed of trust, ground lease, or other instrument which creates a superior or junior lien to this Mortgage (it being understood that no such superior or junior liens will be permitted unless specifically allowed, in writing, by Mortgagee); (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder; (iv) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Mortgagor shall have set aside adequate reserves (which Mortgagee may at its option require to be placed in escrow with Mortgagee) for the payment of the Taxes or Other Charges, together with all interest and penalties; and (vi) Mortgagor shall have furnished such security as may be required in the proceeding, or as may be requested by Mortgagee to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

     6.   ESCROWED  FUNDS.  [Intentionally Deleted]

     7. CONDEMNATION. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any exercise of a right of condemnation or eminent domain affecting all or any part of the Mortgaged Property (each such event being hereinafter referred to as a "CONDEMNATION") , and shall deliver to Mortgagee copies of any and all papers served in connection with any such Condemnation. Notwithstanding any taking (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) of all or any part of the Mortgaged property through a Condemnation, Mortgagor shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note, this Mortgage and the other Credit Facility Documents, and the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received and applied by Mortgagee (after deducting any expenses of collection) to the Indebtedness. Mortgagee shall not be limited to the rate of interest paid on any such award or payment from a Condemnation but shall be entitled to receive out of such award or payment interest at the rate then applicable under the Note. Mortgagor shall cause any award or payment payable to Mortgagor in any Condemnation to be paid directly to Mortgagee. If the proceeds from any Condemnation (or series of related Condemnations) are less than $1,000,000, then if no Event of Default shall have occurred and be continuing, such proceeds shall be paid to Mortgagor and may be used by Mortgagor for any lawful purpose. If the proceeds from any Condemnation (or series of related Condemnations) are in excess of $1,000,000, either (A) Mortgagor shall apply such proceeds towards an improvement of the property which is the subject of the Condemnation, in a manner reasonably acceptable to Mortgagee and shall reasonably document such improvements to Mortgagee, or, (B) if Mortgagor chooses not to apply such proceeds towards improvement of the Mortgaged Property which is the subject of the Condemnation, Mortgagee shall apply any such award or payment (after deducting any expenses of collection) to the reduction or discharge of the Indebtedness (whether or not then due and payable). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of any such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to fully satisfy the Indebtedness.

     8. LEASES AND RENTS. Mortgagor does hereby absolutely and unconditionally assign to Mortgagee all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. The terms and conditions of this assignment shall be governed by the Assignment of Leases and Rents (the "ASSIGNMENT OF LEASES") executed by Mortgagor in favor of Mortgagee contemporaneously with this Mortgage. Except as permitted pursuant to the Assignment of Leases, Mortgagor shall not enter into any future Leases of all or any part of the Mortgaged Property.

     9.   MAINTENANCE, USE AND MANAGEMENT OF MORTGAGED PROPERTY.

     (a) Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee, not to be unreasonably withheld. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, except that Mortgagor shall be permitted to contest any change or proposed change thereto under the same terms and conditions as permitted in paragraph 5(b), above. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any Casualty, become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall also complete and pay for any structure at any time in the process of construction or repair on the Premises. Unless Mortgagee otherwise consents in writing, Mortgagor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, replat, easement, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee.

          (b) Mortgagor shall use and continuously operate and permit the use and continuous operation of the Premises and the Improvements as provided for in Mortgagor's original loan application to Mortgagee.

          (c) Unless Mortgagee otherwise consents in writing, Mortgagor shall not initiate, join in, acquiesce in or consent to the removal or resignation of the managing agent for the Mortgaged Property or the transfer of ownership, management or control of such managing agent to a person or entity other than Mortgagor or the general partner or managing partner of Mortgagor.

     10.  SALE OF MORTGAGED PROPERTY.

          (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of the constituent Mortgagors in agreeing to make the loan secured hereby, and that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that should Mortgagor default in the repayment of the Indebtedness, Mortgagee can recover the Indebtedness by a sale of the Mortgaged Property.

          (b) Mortgagor may not transfer the Mortgaged Property except as may be permitted pursuant to the Credit Agreement.


     11. NO OTHER ENCUMBRANCES PERMITTED. Except for financing liens placed against the Mortgagor's inventory in the normal course of business, Mortgagor shall not, directly or indirectly, mortgage, pledge, hypothecate, encumber, assign or otherwise place a lien or security interest against the Mortgaged Property without in each instance obtaining the prior written consent of Mortgagee, which consent may be given or withheld by Mortgagee in each instance in its sole discretion. If Mortgagee does consent to any additional mortgages or liens, it may require the modification of this Mortgage, payment of an administrative fee in an amount determined by Mortgagee and such other conditions as Mortgagee shall determine in its sole discretion. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon such encumbrance. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

     12.  [Intentionally Deleted]

     13.  [Intentionally Deleted]

     14.  [Intentionally Deleted]

     15. PERFORMANCE OF OTHER AGREEMENTS. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

     16. FURTHER ACTS, ETC. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Mortgagee in the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee under the Note, this Mortgage, the other Credit Facility Documents, at law or in equity, including without limitation the rights and remedies described in this paragraph.

     17. RECORDING OF MORTGAGE, ETC. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor shall cause this Mortgage, the Assignment of Leases and any other instrument creating or evidencing a lien or security interest in Mortgagee's favor upon the Mortgaged Property, and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and protect Mortgagee's interest in and lien or security interest upon the Mortgaged Property. Except where otherwise prohibited by law, Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment, and subsequent release or reconveyance of this Mortgage and the Note, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, any instrument of further assurance and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the same. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

     18.  [Intentionally Deleted]

     19. EVENTS OF DEFAULT. The Indebtedness shall become immediately due and payable at the option of Mortgagee, without notice or demand, upon the occurrence of any one or more of the followings events ("EVENTS OF DEFAULT"):

          (a)  any Event of Default (as defined in the Credit Agreement);

          (b) if Mortgagor fails to make the full and punctual payment of Taxes or Other Charges as required hereby;

          (c) if Mortgagor fails to keep the policies of insurance required under Section 8.06 of the Credit Agreement in full force and effect, or fails to promptly deliver copies thereof to Mortgagee upon request;

          (d) if Mortgagor shall make an assignment for the benefit of creditors or if Mortgagor is not paying Indebtedness as and when the same become due;

          (e) if a receiver, liquidator or trustee of Mortgagor shall be appointed or if Mortgagor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or if any proceeding for the dissolution or liquidation of Mortgagor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor, then upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (f) if Mortgagor shall be in default under any other deed of trust, mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in priority to this Mortgage (it not being implied by this clause that any such encumbrance will be permitted);

          (g) if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien (other than a lien for local real estate taxes and assessments not then due and payable, or any lien being contested by Mortgagor pursuant to its rights hereunder) and such lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) calendar days;

          (h) if Mortgagor fails to promptly and diligently cure any material violations of laws or ordinances affecting the Mortgaged Property; or

          (i) if for more than thirty (30) days after written notice from Mortgagee, Mortgagor shall fail to perform any other term, covenant or condition of the Note, this Mortgage or any of the other Credit Facility Documents; provided, however, that if such failure to perform is of a type which cannot be cured within such thirty (30) day period and Mortgagor diligently commences and prosecutes such cure, Mortgagee shall allow a reasonable additional time period (not to exceed sixty
(60) additional days) to complete such cure.

     20.  [Intentionally Deleted]

     21. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, or if Mortgagor fails to make any payment or to do any act as herein required, Mortgagee may do such acts or make such payments in Mortgagor's stead, in such manner and to the extent that Mortgagee may deem necessary to protect the security hereof. Any such acts or payments by Mortgagee shall be at Mortgagee's sole discretion, may be taken without notice to or demand on Mortgagor, and will not release Mortgagor from any obligation hereunder. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property, to cause this Mortgage to be foreclosed or to collect the Indebtedness. All such costs and expenses (including attorney fees) incurred by Mortgagee in remedying any such Event of Default, in acting or making payments in Mortgagor's stead, or in appearing in, defending or bringing any of the foregoing actions or proceedings, shall bear interest at the Default Rate from the date incurred by Mortgagee until the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Indebtedness and be secured by this Mortgage and the other Credit Facility Documents and shall be immediately due and payable upon demand by Mortgagee therefor.

     22. NON-DISTURBANCE OF TENANTS. Provided a tenant of the Mortgaged Property is not in default under the terms of its Lease, Mortgagee agrees that in the event it acquires title to all or a portion of the Mortgaged Property by reason of a foreclosure, the tenant's possession and occupancy of the Mortgaged Property and the tenant's rights and privileges under its Lease during the term thereof (including any renewal term) shall not be disturbed and Mortgagee shall recognize the Lease and tenant's rights thereunder.

     23.  MORTGAGEE'S REMEDIES.

     Upon the occurrence and during the continuance of any Event of Default (beyond the expiration of applicable notice and cure periods), Mortgagee may take such actions against Mortgagor and/or against any Mortgaged Property or any portion thereof or with respect to all of the Mortgaged Property or any portion thereof as Mortgagee determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below. Any such actions taken by Mortgagee shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mortgagee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mortgagee permitted by law, equity or con-tract or as set forth herein or in the other Loan Documents. Such actions may include the following:

          (a) ACCELERATION. Subject to and in accordance with any applicable provisions of the Credit Agreement, all or any portion of the unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, may be declared to be immediately due and payable.

          (b) ENTRY. Mortgagee may enter into or upon any Mortgaged Property, personally or by its agents, nominees or attorneys, and may dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may: (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of any Mortgaged Property and conduct business thereon, in any case either in the name of Mortgagee or in such other name as Mortgagee shall in its reasonable discretion deem advisable; (ii) exercise all rights and powers of Mortgagor with respect to any Mortgaged Property whether in the name of Mortgagor or otherwise, including the right to enter into, cancel, enforce or modify Leases, obtain and evict tenants and demand, sue for, collect and receive all Rents with respect to any Mortgaged Property; and (iii) apply the receipts of all such Rents with respect to said Mortgaged Property to the payment of the Indebtedness in such order as Mortgagee shall determine in its sole discretion, after deducting therefrom all costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations.

          (c) FORECLOSURE. Mortgagee may institute proceedings for the complete or partial foreclosure of this Mortgage against all or any portion of the Mortgaged Property, in which case any Mortgaged Property or any portion thereof may be sold for cash or upon credit, as an entirety or in parcels or portions. Mortgagee may institute proceedings for the partial foreclosure of this Mortgage against all or any portion of the Mortgaged Property for the portion of the Indebtedness which is then due and payable, subject to the continuing lien of this Mortgage on the remainder of the Mortgaged Property for the balance of the Indebtedness not then due, and in the event of the foreclosure or other action by Mortgagee to enforce its remedies in connection with one (l) or more of the Mortgaged Properties or all or any portion of the Mortgaged Property, regardless of the Net Proceeds received in connection with such foreclosure sale (or other remedy), all Net Proceeds received shall be applied to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by this Mortgage and the other Loan Documents, it being understood and agreed by Mortgagor that Mortgagor is liable for the repayment of the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to Mortgagee pursuant to this Mortgage.

          NET PROCEEDS: Shall mean (i) either (x) the purchase price (at foreclosure or otherwise) actually received by Mortgagee with respect to one or more Individual Properties as a result of the exercise by Mortgagee of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (y) in the event that Mortgagee (or Mortgagee's nominee) is the purchaser at foreclosure of all or a portion of the Mortgaged Property) by credit bid, then the purchase price received by Mortgagee (in either case, the "PURCHASE PRICE") shall be the amount actually received by Mortgagee upon its ultimate disposition of the applicable Mortgaged Property so acquired by credit bid, in either case less (ii) all costs and expenses, including, without limitation, all brokerage fees, if applicable, appraisal fees, architect, engineer, environmental consultant and other professional fees and reasonable attorneys' fees and disbursements incurred by Mortgagee in connection with the exercise of such remedies and in connection with its efforts to dispose of the Mortgaged Property in question (including without limitation the cost to repair and restore the same in preparation for sale) and in connection with the ultimate disposition of the Mortgaged Property in question and all operating expenses of such Mortgaged Property; PROVIDED, HOWEVER, that such costs and expenses shall not be deducted from such Purchase Price to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of this Mortgage or applicable law or otherwise paid by or on behalf of Mortgagor from sources other than foreclosure or sales proceeds. Nothing herein providing a credit for Net Proceeds against the Indebtedness in connection with a foreclosure of any Mortgaged Property shall be construed to prevent or delay the simultaneous or subsequent foreclosure of any other Mortgaged Property.

          (d) SPECIFIC PERFORMANCE. Mortgagee, in its sole and absolute discretion, may institute any action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Credit Agreement or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

          (e) ENFORCEMENT OF NOTES. Subject to and in accordance with any applicable provisions of the Notes and the Credit Agreement, Mortgagee may recover judgment on the Note (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

          (f) APPOINTMENT OF RECEIVER. Mortgagee as a matter of right, without notice, may secure the appointment of a receiver, trustee or liquidator of any Mortgaged Property or any portion thereof, and Mortgagor hereby irrevocably consents and agrees to such appointment, without regard to the value of its Mortgaged Property or the adequacy of the security for the Indebtedness and without regard to the solvency of Mortgagor or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Mortgagee to receive the Rents with respect to any of the Mortgaged Property pursuant to this Mortgage.

          (g) UCC REMEDIES. Mortgagee may exercise any or all of the remedies available to a secured party under the Uniform Commercial Code (as hereinafter defined).

          (h) PARTIAL FORECLOSURE. In the event of the foreclosure of this Mortgage as it relates to all or any portion of an Mortgaged Property or Mortgaged Properties, or other transfer of title to or assignment of all or any portion of such Mortgaged Property or Mortgaged Properties in extinguishment of all or any portion of the Indebtedness, all right, title and interest of Mortgagor in and to all policies of insurance required by this Mortgage (to the extent same relate to such Mortgaged Property or Mortgaged Properties) and any insurance Proceeds (to the extent same relate to such Mortgaged Property or Mortgaged Properties) shall inure to the benefit of and pass to Mortgagee or any purchaser(s) or transferee(s) of such Mortgaged Property or Mortgaged Properties.

          (i) EFFECT OF JUDGMENT. No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon one (1) or more Mortgaged Properties or any portion thereof or upon any other property of Mortgagor shall adversely affect in any manner or to any extent the lien of this Mortgage upon the remaining Mortgaged Properties or any portion thereof, or any rights, powers or remedies of Mortgagee hereunder. Such lien, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

          (j) CONTINUING POWER OF SALE. The power of sale conferred upon Mortgagee in this Mortgage shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property is sold or all of the Indebtedness is paid in full.

          (k) RIGHT TO PURCHASE. At any sale of any Mortgaged Property or any portion thereof pursuant to the provisions of this Mortgage, Mortgagee shall have the right to purchase such Mortgaged Property (or such portion thereof) being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the amounts referred to in clauses (a) through (c) of Section 24.

          (l) RIGHT TO TERMINATE PROCEEDINGS. Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided herein at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

          (m) JOINT AND SEVERAL GRANTS OF MORTGAGED PROPERTY. It is intended that the grants of the Mortgaged Properties contained herein shall each be construed and treated as a separate, distinct grant for the purpose of securing the entire Indebtedness secured hereunder in the same manner as though each of the Mortgaged Property was mortgaged and transferred to Mortgagee by a separate and distinct mortgage and security agreement, so that if it should at any time appear or be held that this Mortgage fails to transfer to Mortgagee the title to or encumber and constitute a lien upon any of the Mortgaged Property, or any part thereof, as against creditors of Mortgagor, other than Mortgagee or otherwise, such failure shall not operate to affect in any way the transfer or encumbrance of the other Mortgaged Property or any part thereof; but nothing herein contained shall be construed as requiring the Mortgagee to resort to any Mortgaged Property for the satisfaction of the Indebtedness hereby secured in preference or priority to any other Mortgaged Property or the remainder of the Mortgaged Property here-by conveyed, but Mortgagee may seek satisfaction out of all of the Mortgaged Property or any part thereof, in its absolute discretion.

          (n) CERTAIN ENVIRONMENTAL REMEDIATION. After acceleration of the Indebtedness, and in the event of the foreclosure of this Mortgage as it relates to all or any portion of a Mortgaged Property, Mortgagee shall have the right (at any time after commencement but prior to completion of foreclosure proceedings with respect to any such Mortgaged Property) to commission the conduct of a Phase I Environmental Study (a "PHASE I STUDY") by a duly licensed Environmental Consultant (a "CONSULTANT") with respect to such Mortgaged Property being so foreclosed upon. The right to conduct a Phase I Study shall not include the right to collect soil samples, groundwater samples, or other intrusive environmental testing (collectively, "PHASE II TESTING"), unless the Consultant determines, as a result of the Phase I Study, that such Phase II Testing is necessary to evaluate an environmental condition which could materially adversely affect Mortgagee's security interest in Mortgaged Property or is likely to be in violation of applicable Environmental Law. Mortgagor agrees to bear the actual cost of a Phase I Study relating to its Mortgaged Property, provided that Mortgagor shall only be required to reimburse Mortgagee for no more than the cost of one Phase I Study with respect to each Mortgaged Property, together with one Phase II Testing if recommended by the Consultant after completion of the Phase I Study.

          (o) OTHER RIGHTS. Mortgagee may pursue against Mortgagor any other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

     24. APPLICATION OF PROCEEDS. The proceeds of any sale or foreclosure of any Mortgaged Property shall be applied in the following order of priority: (a) to the payment of the costs and expenses of the foreclosure proceedings (including, without limitation, reasonable counsel fees and disbursements and advertising costs and expenses), liabilities and advances made or incurred under this Mortgage and receivers' and trustees' fees and commissions, together with interest at Post-Default Rate, from and after the date on which such sums are advanced by Mortgagee, (b) to the payment of all sums due under the Credit Agreement and the Notes in such order as described therein, and (d) to the payment of all sums due under any other Loan Document in such order as described in the Credit Agreement, and (e) to the payment of any surplus to the party or parties legally entitled thereto.

     25. CHANGES IN THE LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Indebtedness from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Indebtedness or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the entire Indebtedness immediately due and payable; provided, however, that no Prepayment Consideration shall be required solely as a result of a prepayment required by any such declaration.

     26. NO CREDITS ON ACCOUNT OF THE INDEBTEDNESS. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Indebtedness for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Indebtedness. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the entire Indebtedness immediately due and payable; provided, however, that no Prepayment Consideration shall be required solely as a result of a prepayment required by any such declaration.

     27. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

     28. BLANKET LIEN. Notwithstanding anything herein to the contrary, the blanket lien created by this Mortgage is intended to encumber each Mortgaged Property and all of the Mortgaged Property on a joint and several basis to the full extent of the Indebtedness and the Obligations. An original counterpart of this Mortgage shall be executed by every Mortgagor and recorded in each county where Mortgaged Property is located.

     29.  RIGHT OF ENTRY.   Mortgagee and its agents shall have the right to
enter and inspect the Mortgaged Property at all reasonable times. Prior to the occurrence of an Event of Default, such entry and inspection shall not be conducted without prior notice to Mortgagor.

     30. REASONABLE USE AND OCCUPANCY. In addition to the rights which Mortgagee may have herein, upon the occurrence of any Event of Default, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be occupied by Mortgagor, or may require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

     31. SECURITY AGREEMENT. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code adopted and enacted by the State of New Jersey (the "UNIFORM COMMERCIAL CODE"), made by and between Mortgagor, as Debtor, and Mortgagee, as secured party. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Indebtedness, a security interest in the Mortgaged property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being herein referred to as the "COLLATERAL"). If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral.
Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorney fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing Mortgagee's rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper.

     32. ACTIONS AND PROCEEDINGS. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any deed of trust, mortgage or other security instrument discharged in whole or in part by the Indebtedness, and any such subrogation rights shall constitute additional security for the payment of the Indebtedness.

     33. WAIVER OF COUNTERCLAIM. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee, and, to the extent permitted by law, waives trial by jury in any action or proceeding brought by either party hereto against the other or in any counterclaim asserted by Mortgagee against Mortgagor, or in any matters whatsoever arising out of or in any way connected with this Mortgage, the Note, any of the other Credit Facility Documents or the Indebtedness.

     34. RECOVERY OF SUMS REQUIRED TO BE PAID. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as the same become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

     35. MARSHALLING AND OTHER MATTERS. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption and similar laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

     36.  [Intentionally Deleted]

     37.  ACCESS LAWS.

          (a) Mortgagor agrees that the Mortgaged Property shall at all times comply with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all similar state and local laws and ordinances related to access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively the "ACCESS LAWS").

          (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of an architect, engineer or other person acceptable to Mortgagee regarding compliance with applicable Access Laws.

          (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to any violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     38. INDEMNIFICATION. In addition to any other indemnifications provided herein or in the other Credit Facility Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorney fees and expenses), imposed upon, incurred by or asserted against Mortgagee by reason of: (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance on, from or affecting: (I) the Mortgaged Property; or (II) any other property by reason of any use or ownership of the Mortgaged Property or any action or inaction by Mortgagor; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Substance; (h) any lawsuit brought or threatened, settlement reached, or government order relating to any Hazardous Substance on, from or affecting: (I) the Mortgaged Property; or (II) any other property by reason of any use or ownership of the Mortgaged Property or any action or inaction by Mortgagor; (i) any violation of the Environmental Laws, which are based upon or in any way related to any Hazardous Substance including, without limitation, the costs and expenses of any remedial action, attorneys and consultants fees, investigation and laboratory fees, court costs, and litigation expenses; and (j) any failure of the Mortgaged Property to comply with any Access Laws, provided that Mortgagor shall not indemnify Mortgagee for the gross negligence or willful misconduct of Mortgagee. Any amounts payable to Mortgagee by reason of the application of this indemnification shall be secured by this Mortgage and the other Credit Facility Documents, shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this paragraph 38 shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     39. NOTICE. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or some comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:

          Mortgagee:     Prudential Securities Credit Corporation
                         One Seaport Plaza
                         New York, New York 10292
                         Attention:  James Bozza - Credit Department

          Mortgagor:     Mack-Cali Realty, L.P.
                         11 Commerce Drive
                         Cranford, New Jersey 07016
                         Attention: President

Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or:
(i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail.

     40.  AUTHORITY..

          (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

          (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f) (3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

     41. WAIVER OF NOTICE. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any other notice.

     42. REMEDIES OF MORTGAGOR. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Credit Facility Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

     43. SOLE DISCRETION OF MORTGAGEE. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Prior to the occurrence of an Event of Default, Mortgagee shall exercise such discretion in a commercially reasonable manner.

     44. NONWAIVER. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of: (a) the failure of Mortgagee to comply with any request of Mortgagor or any Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof, of the Note or the Other Credit Facility Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Indebtedness or any portion thereof; or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the other Credit Facility Documents. Mortgagee may resort for the payment of the Indebtedness to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights and remedies of Mortgagee under this Mortgage and the other Credit Facility Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     45. NO ORAL CHANGE. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     46. LIABILITY. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

     47. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

     48. HEADINGS, ETC. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     49. DUPLICATE ORIGINALS. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

     50. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form of such words shall include the plural and vice versa. The word "MORTGAGOR" shall mean "each constituent Mortgagor and any subsequent owner or owners of any of the Mortgaged Properties or any part thereof or any interest therein"; the word "MORTGAGEE" shall mean "the Mortgagee named herein, or any subsequent administrative agent or holder of the Notes under the Credit Agreement"; the word "NOTE" shall mean "the Notes and any other evidence of indebtedness secured by this Mortgage"; the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity; and the words "MORTGAGED PROPERTY" shall include any portion of any of the Mortgaged Properties owned by any of the constituent Mortgagors and any interest therein.

     51. HOMESTEAD. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Indebtedness, or any part hereof.

     52. ASSIGNMENTS. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage. Mortgagee shall give Mortgagor written notice following any such assignment.

     53. INTEGRATION. This Mortgage, the Note and the other Credit Facility Documents embody the entire agreement by and between Mortgagor and Mortgagee with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein; PROVIDED, HOWEVER, that except to the extent inconsistent with the specific terms and provisions of this Mortgage, the Note and the other Credit Facility Documents, all representations, warranties, statements, covenants and agreements of Mortgagor contained in any loan commitment and/or loan application executed in connection with the Loan shall survive the funding of the Loan, any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     54. APPLICABLE LAW; JURISDICTION. This Mortgage shall be governed and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law provisions thereof. In addition to the provisions of Section
11.14 of the Credit Agreement, Mortgagor hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America (and any appellate courts taking appeals thereof) located in said state for the enforcement of Mortgagor's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Mortgagor.

          IN WITNESS WHEREOF, each constituent Mortgagor has executed this Mortgage as of the day and year first above written.


                         BRIDGE PLAZA REALTY ASSOCIATES L.P.

                         By: Cali Sub IX, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         C.W. ASSOCIATES

                         By: Cali Sub II, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         CHESTNUT RIDGE ASSOCIATES

                         By: Cali Sub III, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         500 COLUMBIA TURNPIKE ASSOCIATES

                         By: Cali Sub I, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President

                         GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP

                         By: Cali Sub IV, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         JUMPING BROOK REALTY ASSOCIATES L.P.

                         By: Cali Sub VII, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         OFFICE ASSOCIATES, LTD.

                         By: Cali Sub III, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         ROSELAND II LIMITED PARTNERSHIP

                         By: Cali Sub III, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President

                         SIX COMMERCE DRIVE ASSOCIATES

                         By: Cali Sub I, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         300 TICE REALTY ASSOCIATES, L.P.

                         By: Cali Sub IX, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         20 COMMERCE DRIVE ASSOCIATES

                         By: Cali Sub IV, Inc., its general partner


                         By:
                            ---------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President